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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(D) of the
                         Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): February 23, 2004

                                   PAID, INC.
               (Exact name of Registrant as Specified in Charter)

        Delaware                    0-28720                      73-1479833
     (State or other       (Commission File Number)            (IRS Employer
     Jurisdiction of                                         Identification No.)
     Incorporation)

                4 Brussels Street, Worcester, Massachusetts 01610
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (508) 791-6710

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Item 5. Other Events and Required FD Disclosure.

      Paid, Inc. announces substantial completion of its mandatory exchange of its stock certificates. During the mandatory exchange period, which began on January 16, 2004, NASDAQ changed trading and quotation of Paid Inc.'s securities on the OTC Bulletin Board ("OTCBB") to a "when-issued" basis. Paid, Inc.'s stock symbol during the "when issued" period was PAYDV. The effect of the "when-issued" basis was to take the clearing and settlement of trades temporarily outside of the T+3 rule, which has the effect of suspending clearing and settling trades of Paid, Inc.'s stock during the time that the "when-issued" status is in effect. NASDAQ announced on February 23, 2004 that the "when-issued" basis will be changed back to T+3 status effective on February 24, 2004. All trades prior to or as of February 24, 2004 will be expected to clear and settle by February 27, 2004, and the Company's stock symbol will be changed back to PAYD. The Company expects that in the future the settlement of all trades will be settled and cleared through physical delivery of stock certificates rather than through DTC. The Company's Press Release that announces these changes is attached as Exhibit 99, incorporated by reference herein.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PAID, INC.


Date: February 23, 2004               By:         /s/ Gregory Rotman
                                          -----------------------------------
                                          Gregory Rotman, President and Chief
                                          Executive Officer

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                                  Exhibit Index

99    Press Release dated February 23, 2004.